Exhibit 99.1

Deluxe Corporation P.O. Box 64235 St. Paul, MN 55164-0235 (651) 483-7111

NEWS RELEASE	For additional information: Ed Merritt Treasurer and VP Investor Relations (651) 787-1068

October 24, 2013

DELUXE REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS
Revenue increases 5.2% - at higher end of outlook
Diluted EPS increases 13.6% and Adjusted Diluted EPS increases 12.9%
Tightens revenue and raises adjusted EPS and operating cash flow outlook
Declares regular quarterly dividend

St. Paul, Minn. – October 24, 2013 – Deluxe Corporation (NYSE: DLX), a leader in providing small businesses and financial institutions with products and services to drive revenue, announced its financial results for the third quarter ended September 30, 2013. Key financial highlights include:

	Q3 2013	Q3 2012	% Change
Revenue	$398.1 million	$378.3 million	5.2%
Net income	$46.9 million	$41.5 million	13.0%
Diluted EPS – GAAP	$0.92	$0.81	13.6%
Adjusted Diluted EPS – Non-GAAP	$0.96	$0.85	12.9%

A reconciliation between earnings per share on a GAAP basis and adjusted earnings per share on a non-GAAP basis is provided after the Forward-Looking Statements.

Revenue of $398.1 million was at the higher end of the range in the prior outlook and adjusted diluted EPS exceeded the high end of the range in the prior outlook. The strong earnings performance was driven primarily by stronger performance in Financial Services.

“We just delivered our third outstanding quarter this year,” said Lee Schram, CEO of Deluxe. “Revenue was at the higher end of our outlook and EPS was above our outlook range in the third quarter, with better than expected performance in checks and 18 percent growth in marketing solutions and other services. We are now well positioned to grow revenue 4 to 5 percent for the full year, which would represent the fourth consecutive year of revenue growth with a fifth year of revenue growth planned for 2014.”

Third Quarter 2013 Highlights:

•	Revenue increased 5.2% year-over-year, with the strongest performance coming out of the Small Business Services segment which grew 8.6%.

•	Marketing solutions and other services continues to deliver strong results and increased 18.0% year-over-year -- now comprising 21.6% of total revenue.

•	Gross margin was 64.3% of revenue, down from 65.2% in the third quarter of 2012. The primary drivers of the decline were a shift in product mix and higher delivery and material costs.

•	Selling, general and administrative (SG&A) expense increased $2.2 million from last year primarily driven by additional SG&A from acquisitions and expenditures on other revenue-generating initiatives.

•	Operating income increased 9.6% year-over-year from higher revenue per order, continued cost reductions and lower performance based compensation.

•
Diluted EPS increased 13.6% year-over-year, driven primarily by stronger operating performance and lower interest expense, partially offset by a higher effective tax rate compared to 2012. The 2012 tax rate benefited from discrete foreign and state tax items.

Segment Highlights

Small Business Services

•
Revenue was $265.5 million and increased 8.6% year-over-year. Revenue grew in marketing solutions and other services, including the results of VerticalReponse, which we acquired in the second quarter of 2013, checks and accessories and as a result of price increases. Additionally, the Safeguard® distributor, dealer and major accounts channels grew in the quarter.

•	Operating income increased 16.9% from last year to $46.3 million due primarily to higher revenue and cost reductions.

Financial Services

•
Revenue was $86.5 million and increased 4.5% year-over-year due to growth in non-check products and services. The impact of check usage declines was offset by the impact of higher revenue per order including price increases.

•	Operating income increased 6.2% from last year to $18.8 million, reflecting the continued benefits of cost reductions and price increases.

Direct Checks

•	Revenue of $46.1 million declined 9.6% year-over-year. The decline was in-line with expectations and a result of lower check order volumes.

•	Operating income declined 5.2% year-over-year as a result of lower revenue, but was partially offset by cost reductions.

Other Highlights

•
Cash provided by operating activities for the first nine months of 2013 was $184.0 million, an increase of $6.9 million compared to 2012. Higher payments for performance-based compensation related to our 2012 performance and higher income tax payments were more than offset by lower contributions to fund future medical benefits, as well as lower contract acquisition and interest payments.

•	During the third quarter, the Company repurchased $1.8 million of shares of common stock in open market transactions.

•
Board of directors declares regular quarterly dividend of $0.25 per common share to all outstanding shares of the Company. The dividend will be payable on December 2, 2013 to shareholders of record at the close of business on November 18, 2013.

Outlook

Fourth Quarter 2013:

Current outlook (10/24/2013)
Revenue	$411 to $421 million
Diluted EPS – GAAP	$0.92 to $0.99
Adjusted Diluted EPS – Non-GAAP	$0.95 to $1.02

Full Year 2013:

	Prior outlook (7/25/2013)	Current outlook (10/24/2013)
Revenue	$1.570 to $1.590 billion	$1.578 to $1.588 billion
Marketing solutions & other services	$345 to $355 million	Approx. $340 million
Diluted EPS – GAAP	$3.66 to $3.76	$3.67 to $3.74
Adjusted Diluted EPS – Non-GAAP	$3.72 to $3.82	$3.78 to $3.85
Operating Cash Flow	$250 to $260 million	$256 to $262 million
Capital Expenditures	$35 million	$35 million
Depreciation and Amortization	$65 million	$65 million
Effective Tax Rate	approximately 34%	approximately 34%

Full Year 2014:

Revenue	increase ~2% to 4%
Diluted EPS	increase ~3% to 6%
Marketing solutions and other services revenue as percent of total	approximately 25%

Earnings Call Information

•
A live conference call will be held today at 11:00 a.m. ET (10:00 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-617-399-5133 (access code 50949276). The presentation also will be available via a simultaneous webcast on our investor relations website at www.deluxe.com/investor.

•	Alternatively, an audio replay of the call will be available through midnight on November 7th by calling 1-617-801-6888 (access code 52713140).

About Deluxe Corporation

Deluxe is a growth engine for small businesses and financial institutions. Over four million small business customers access Deluxe’s wide range of products and services including customized checks and forms, as well as web-site development and hosting, search engine marketing, search engine optimization, and logo design. For financial institutions, Deluxe offers industry-leading programs in checks, customer acquisition, fraud prevention and profitability. Deluxe is also a leading printer of checks and accessories sold directly to consumers. For more information, visit us at www.deluxe.com, www.facebook.com/deluxecorp or www.twitter.com/deluxecorp.

Forward-Looking Statements

Statements made in this release concerning the Company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the impact that a further deterioration or prolonged softness in the economy may have on demand for the Company’s products and services; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s check and check-related products and services due to increasing use of alternative payment methods;

intense competition in the check printing business; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company’s revenue and gross margin; risks that the Small Business Services segment strategies to increase its pace of new customer acquisition and average annual sales to existing customers, while at the same time maintaining its operating margins, are delayed or unsuccessful; risks that the Company’s recent acquisitions do not produce the anticipated results or revenue synergies; risks that the Company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of new products and services, including web design, hosting, email marketing and other services, logo design, search engine marketing, search engine optimization, digital printing services, fraud protection services, profitability, and risk management services, and the failure of such newer products and services to deliver the expected revenues and other financial targets; and the impact of governmental laws and regulations. The Company’s cash dividends are declared by the Board of Directors on a current basis and therefore may be subject to change. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2012.

Diluted EPS Reconciliation

The table below is provided to assist in understanding the comparability of the Company’s results of operations for the quarters ended September 30, 2013 and 2012. The Company’s management believes that adjusted earnings per share (EPS) is a useful financial measure because certain items during 2013 and 2012 (restructuring and transaction-related costs) impact the comparability of reported net income. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

Adjusted EPS reconciles to reported EPS as follows:

	Actual
	Q3 2013	Q3 2012
Adjusted Diluted EPS	$0.96	$0.85
Restructuring and related costs	(0.04)	(0.04)
Reported Diluted EPS	$0.92	$0.81

	Outlook
		Total Year
	Q4 2013	2013
Adjusted Diluted EPS	$0.95 to $1.02	$3.78 to $3.85
Restructuring and related costs	(0.03)	(0.10)
Transaction-related costs	—	(0.01)
Reported Diluted EPS	$0.92 to $0.99	$3.67 to $3.74

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Quarter Ended September 30,
	2013		2012
Product revenue	$342.2		$332.7
Service revenue	55.9		45.6
Total revenue	398.1		378.3
Cost of products sold	(116.7)	(29.3%)	(109.9)	(29.1%)
Cost of services	(25.5)	(6.4%)	(21.8)	(5.8%)
Total cost of revenue	(142.2)	(35.7%)	(131.7)	(34.8%)
Gross profit	255.9	64.3%	246.6	65.2%

Selling, general and administrative expense	(173.4)	(43.6%)	(171.2)	(45.3%)
Net restructuring charges	(2.8)	(0.7%)	(2.7)	(0.7%)
Operating income	79.7	20.0%	72.7	19.2%

Interest expense	(9.7)	(2.4%)	(11.9)	(3.1%)
Other income	0.6	0.2%	0.2	0.1%
Income before income taxes	70.6	17.7%	61.0	16.1%

Income tax provision	(23.7)	(6.0%)	(19.5)	(5.2%)
Net income	$46.9	11.8%	$41.5	11.0%

Weighted average dilutive shares outstanding	50.9		51.0

Diluted earnings per share	$0.92		$0.81

Capital expenditures	$10.2		$8.2
Depreciation and amortization expense	16.3		16.2
Number of employees-end of period	5,414		5,646

Non-GAAP financial measure - EBITDA(1)	$96.6		$89.1
Non-GAAP financial measure - Adjusted EBITDA(1)	99.8		92.0

(1) Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles (GAAP) in the United States of America. We disclose EBITDA and Adjusted EBITDA because we believe they are useful in evaluating our operating performance compared to that of other companies in our industry, as the calculation eliminates the effects of long-term financing (i.e., interest expense), income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of Adjusted EBITDA, certain items (i.e., restructuring and transaction-related costs) which may vary for companies for reasons unrelated to overall operating performance. In our case, depreciation and amortization of intangibles and interest expense in the current year and in previous years have been significantly impacted by acquisitions. Certain transactions in 2013 and 2012 also impacted the comparability of reported net income. We believe that measures of operating performance which exclude these impacts are helpful in analyzing our results. We also believe that an increasing EBITDA and Adjusted EBITDA depict increased ability to attract financing and an increase in the value of our business. We do not consider EBITDA and Adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements such as interest, income taxes or debt service payments. We do not consider EBITDA or Adjusted EBITDA to be substitutes for operating income or net income. Instead, we believe that EBITDA and Adjusted EBITDA are useful performance measures which should be considered in addition to GAAP performance measures. EBITDA and Adjusted EBITDA are derived from net income as follows:

	Quarter Ended September 30,
	2013	2012
Adjusted EBITDA	$99.8	$92.0
Restructuring and related costs	(3.1)	(2.9)
Transaction-related costs	(0.1)	—
EBITDA	96.6	89.1
Income tax provision	(23.7)	(19.5)
Interest expense	(9.7)	(11.9)
Depreciation and amortization expense	(16.3)	(16.2)
Net income	$46.9	$41.5

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(Dollars and shares in millions, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2013		2012
Product revenue	$1,014.9		$1,006.7
Service revenue	152.2		120.6
Total revenue	1,167.1		1,127.3
Cost of products sold	(340.5)	(29.2%)	(331.2)	(29.4%)
Cost of services	(68.6)	(5.9%)	(55.5)	(4.9%)
Total cost of revenue	(409.1)	(35.1%)	(386.7)	(34.3%)
Gross profit	758.0	64.9%	740.6	65.7%

Selling, general and administrative expense	(513.0)	(44.0%)	(510.9)	(45.3%)
Net restructuring charges	(5.1)	(0.4%)	(5.4)	(0.5%)
Operating income	239.9	20.6%	224.3	19.9%

Interest expense	(28.7)	(2.5%)	(34.9)	(3.1%)
Other income	1.1	0.1%	0.5	—
Income before income taxes	212.3	18.2%	189.9	16.8%

Income tax provision	(71.4)	(6.1%)	(62.1)	(5.5%)
Net income	$140.9	12.1%	$127.8	11.3%

Weighted average dilutive shares outstanding	51.0		51.1

Diluted earnings per share	$2.75		$2.49

Capital expenditures	$26.8		$25.6
Depreciation and amortization expense	48.3		49.7
Number of employees-end of period	5,414		5,646

Non-GAAP financial measure - EBITDA(1)	$289.3		$274.5
Non-GAAP financial measure - Adjusted EBITDA(1)	295.7		281.6

(1) See the discussion of EBITDA and Adjusted EBITDA on the previous page. EBITDA and Adjusted EBITDA are derived from net income as follows:

	Nine Months Ended September 30,
	2013	2012
Adjusted EBITDA	$295.7	$281.6
Restructuring and related costs	(5.6)	(6.7)
Transaction-related costs	(0.8)	(0.4)
EBITDA	289.3	274.5
Income tax provision	(71.4)	(62.1)
Interest expense	(28.7)	(34.9)
Depreciation and amortization expense	(48.3)	(49.7)
Net income	$140.9	$127.8

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	September 30, 2013	December 31, 2012	September 30, 2012
Cash and cash equivalents	$100.0	$45.4	$105.6
Other current assets	177.9	174.3	165.4
Property, plant & equipment-net	101.6	104.2	106.5
Intangibles-net	155.2	150.7	155.2
Goodwill	809.8	789.6	789.7
Other non-current assets	165.2	148.2	144.9
Total assets	$1,509.7	$1,412.4	$1,467.3

Current portion of long-term debt	$0.5	$—	$85.1
Other current liabilities	217.1	220.1	214.6
Long-term debt	643.1	652.6	657.2
Deferred income taxes	79.0	75.1	54.8
Other non-current liabilities	49.7	31.7	57.6
Shareholders' equity	520.3	432.9	398
Total liabilities and shareholders' equity	$1,509.7	$1,412.4	$1,467.3

Shares outstanding	50.5	50.6	50.9

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash provided (used) by:
Operating activities:
Net income	$140.9	$127.8
Depreciation and amortization of intangibles	48.3	49.7
Contract acquisition payments	(10.6)	(15.0)
Other	5.4	14.6
Total operating activities	184.0	177.1
Investing activities:
Purchases of capital assets	(26.8)	(25.6)
Payments for acquisitions	(48.1)	(32.6)
Proceeds from company-owned life insurance policies	4.6	—
Other	1.4	0.3
Total investing activities	(68.9)	(57.9)
Financing activities:
Payments on long-term debt	(1.5)	—
Dividends	(38.0)	(38.1)
Share repurchases	(33.8)	(12.0)
Shares issued under employee plans	12.9	9.6
Other	1.1	(2.7)
Total financing activities	(59.3)	(43.2)
Effect of exchange rate change on cash	(1.2)	0.9
Net change in cash and cash equivalents	54.6	76.9
Cash and cash equivalents: Beginning of period	45.4	28.7
Cash and cash equivalents: End of period	$100.0	$105.6

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended September 30,
	2013	2012
Revenue:
Small Business Services	$265.5	$244.5
Financial Services	86.5	82.8
Direct Checks	46.1	51
Total	$398.1	$378.3

Operating income: (1)
Small Business Services	$46.3	$39.6
Financial Services	18.8	17.7
Direct Checks	14.6	15.4
Total	$79.7	$72.7

Operating margin: (1)
Small Business Services	17.4%	16.2%
Financial Services	21.7%	21.4%
Direct Checks	31.7%	30.2%
Total	20.0%	19.2%

	Nine Months Ended September 30,
	2013	2012
Revenue:
Small Business Services	$765.6	$707.1
Financial Services	256.7	259.1
Direct Checks	144.8	161.1
Total	$1,167.1	$1,127.3

Operating income: (1)
Small Business Services	$131.1	$116.7
Financial Services	63.3	59.6
Direct Checks	45.5	48.0
Total	$239.9	$224.3

Operating margin: (1)
Small Business Services	17.1%	16.5%
Financial Services	24.7%	23.0%
Direct Checks	31.4%	29.8%
Total	20.6%	19.9%

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(1) Operating income includes the following restructuring and transaction-related costs:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Small Business Services	$1.2	$2.1	$3.1	$4.5
Financial Services	1.8	0.4	2.7	0.7
Direct Checks	0.2	0.4	0.6	1.9
Total	$3.2	$2.9	$6.4	$7.1

The table below is provided to assist in understanding the comparability of the Company's results of operations for the quarters and nine months ended September 30, 2013 and 2012. The Company's management believes that operating income by segment, excluding restructuring and transaction-related costs, is a useful financial measure because these items impacted the comparability of reported operating income during 2013 and 2012. The presentation below is not intended as an alternative to results reported in accordance with generally accepted accounting principles (GAAP) in the United States of America. Instead, the Company believes that this information is a useful financial measure to be considered in addition to GAAP performance measures.

DELUXE CORPORATION
SEGMENT OPERATING INCOME
EXCLUDING RESTRUCTURING AND TRANSACTION-RELATED COSTS
(In millions)
(Unaudited)

	Quarter Ended September 30,
	2013	2012
Adjusted operating income: (1)
Small Business Services	$47.5	$41.7
Financial Services	20.6	18.1
Direct Checks	14.8	15.8
Total	$82.9	$75.6

Adjusted operating margin: (1)
Small Business Services	17.9%	17.1%
Financial Services	23.8%	21.9%
Direct Checks	32.1%	31.0%
Total	20.8%	20.0%

	Nine Months Ended September 30,
	2013	2012
Adjusted operating income: (1)
Small Business Services	$134.2	$121.2
Financial Services	66.0	60.3
Direct Checks	46.1	49.9
Total	$246.3	$231.4

Adjusted operating margin: (1)
Small Business Services	17.5%	17.1%
Financial Services	25.7%	23.3%
Direct Checks	31.8%	31.0%
Total	21.1%	20.5%

(1) Operating income excluding restructuring and transaction-related costs reconciles to reported operating income as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Adjusted operating income	$82.9	$75.6	$246.3	$231.4

Restructuring and transaction-related costs:
Small Business Services	(1.2)	(2.1)	(3.1)	(4.5)
Financial Services	(1.8)	(0.4)	(2.7)	(0.7)
Direct Checks	(0.2)	(0.4)	(0.6)	(1.9)
Total	(3.2)	(2.9)	(6.4)	(7.1)

Reported operating income	$79.7	$72.7	$239.9	$224.3

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